Exhibit 99.1

K12 Inc. Announces First Quarter Revenues Increased 44.3% to $371.0 Million

Total Enrollments Top 195 Thousand, up 57.1%, For Fifth Consecutive Year of Growth

HERNDON, Va.--(BUSINESS WIRE)--October 26, 2020--K12 Inc. (NYSE: LRN), one of the nation’s leading tech-enabled education companies, today announced its results for the first fiscal quarter ended September 30, 2020.

Financial Highlights for the First Quarter Fiscal 2021 compared with the First Quarter Fiscal 2020

  Revenues of $371.0 million, compared with $257.1 million, driven by increased enrollments.
  Income from operations of $12.1 million, compared with a loss of $19.4 million. The increase in income is due to increased revenue and improved operating leverage.
  Net income of $12.7 million, compared with a net loss of $9.7 million.
  Diluted net income per share of $0.30, compared with a net loss per share of $0.25.
  Cash and cash equivalents as of September 30, 2020 of $308.8 million, compared with $165.9 million as of September 30, 2019. The change in cash is due largely to the net proceeds from the convertible debt offering, partially offset by cash used to repay the outstanding $100 million on the revolving credit facility.
  Adjusted operating income of $23.0 million, compared with an adjusted operating loss of $13.1 million. (1)
  Adjusted EBITDA of $39.2 million, compared with adjusted EBITDA of $3.3 million. (1)

First Quarter Fiscal 2021 Summary Financial Metrics

	Three Months Ended September 30,		Change 2020/2019
	2020	2019	$	%
	(In thousands, except percentages)
Revenues	$370,960	$257,121	$113,839	44.3%

Income (loss) from operations	12,064	(19,388)	31,452	162.2%
Adjusted operating income (loss) (1)	23,009	(13,123)	36,132	275.3%

Net income (loss)	12,666	(9,730)	22,396	230.2%

EBITDA (1)	30,341	(2,242)	32,583	1453.3%
Adjusted EBITDA (1)	39,234	3,280	35,954	1096.2%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income, EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude stock-based compensation expense and the amortization of intangible assets. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Cash Flow and Liquidity

As of September 30, 2020, the Company’s cash and cash equivalents totaled $308.8 million, compared with $212.3 million reported at June 30, 2020. The increase in the cash balance is largely the result of the $348.2 million in proceeds the Company received from its issuance during the quarter of $420 million aggregate principal amount of 1.125% Convertible Senior Notes due 2027, partially offset by the use of $100.0 million in cash to pay down its revolving credit facility.

In connection with the Notes, the Company entered into privately negotiated Capped Call Transactions (the “Capped Call Transactions”) with certain counterparties. The Capped Call Transactions are expected to cover the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes. The upper strike price of the Capped Call Transactions is $86.174 per share. The cost of the Capped Call Transactions was $60.4 million and was recorded within additional paid in capital.

Capital Expenditures

Capital expenditures for the three months ended September 30, 2020 were $12.8 million, a decrease of $4.1 million from the three months ended September 30, 2019 and comprised of,

  $1.1 million on property and equipment,
  $7.2 million on capitalized software development, and
  $4.5 million on capitalized curriculum development.

Revenue and Enrollment Data

During the first quarter of fiscal year 2021, the Company revised its lines of revenue reporting into two categories:

  General Education - products and services that are predominantly focused on kindergarten through twelfth grade students for core subjects including math, English, science and history, to help build a common foundation of knowledge, and
  Career Learning - products and services that are focused on developing skills for students, in middle school through high school and adult learners, to enter careers in high-growth, in-demand industries—including information technology, business, and health services. Middle and high school students also take general education courses per state standards in addition to coursework in career pathways.

The Company believes that the change in the lines of revenue will facilitate a better understanding of the markets in which the Company competes. Additional information on the new lines of revenue, including revenue and enrollments by quarter for fiscal years 2020 and 2019 revised to reflect the new lines of revenue format can be found in Appendix A. This information is provided for investor reference only. Readers are encouraged to obtain and carefully review K12 Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, including all financial statements contained therein and the footnotes thereto, filed with the SEC.

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended
	September 30,		Change 2020 / 2019
	2020	2019	$	%
	(In thousands, except percentages)

General Education	$313,848	$233,566	$80,282	34.4%
Career Learning
Middle - High School	48,771	23,555	25,216	107.1%
Adult	8,341	—	8,341	100.0%
Total Career Learning	57,112	23,555	33,557	142.5%
Total Revenues	$370,960	$257,121	$113,839	44.3%

Enrollment Data

The following table sets forth total enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where K12 provides a combination of curriculum, technology, instructional and support services inclusive of administrative support. No enrollments are included in Career Learning for Galvanize.

	Three Months Ended
	September 30,		2020 / 2019
	2020	2019	Change	Change %
	(In thousands, except percentages)

General Education (1)	164.6	110.8	53.8	48.6%
Career Learning (1)	30.8	13.6	17.2	126.5%
Total Enrollment	195.4	124.4	71.0	57.1%
(1)	This data includes enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different. Revenue per enrollment in the three months ended September 30 declined from 2019 to 2020 due to state budgetary pressures resulting from COVID-19 and a higher mix of lower-funded states.

	Three Months Ended
	September 30,		2020 / 2019
	2020	2019	Change	Change %

General Education	$1,718	$1,860	$(142)	(7.6%)
Career Learning	1,564	1,720	(156)	(9.1%)

Outlook

The Company is forecasting the following for the full year, 2021:

  Revenue in the range of $1.445 billion to $1.470 billion.
  Capital expenditures in the range of $50 million to $60 million. Note that capital expenditures include the purchase of property and equipment and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 26% to 29% after discrete items.
  Adjusted operating income in the range of $120 million to $130 million.

The Company is forecasting the following for the second quarter, fiscal 2021:

  Revenue in the range of $358 million to $366 million.
  Capital expenditures in the range of $12 million to $15 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $42 million to $45 million. (1)
(1)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. Please also see Special Note on Forward Looking Statements below.

	Three Months Ended December 31, 2020		Year Ended June 30, 2021
	Low	High	Low	High
	(In millions)
Income from operations	$32.5	$35.5	$76.5	$86.5
Stock-based compensation expense	7.5	7.5	35.5	35.5
Amortization of intangible assets	2.0	2.0	8.0	8.0
Adjusted operating income	$42.0	$45.0	$120.0	$130.0

Conference Call

The Company will discuss its first quarter 2021 financial results during a conference call scheduled for Monday, October 26, 2020 at 5:00 p.m. eastern time (ET).

Participants can access a live webcast of the call at https://event.on24.com/wcc/r/2709958/5FF36D23A41009F92F6042C4EA5C19B6. Please access the website at least 15 minutes prior to the start of the call. To participate in the live call, investors and analysts should dial (833) 900-1536 (domestic) or (236) 712-2276 (international) at 4:45 pm. (ET). The conference ID is 4972995.

A replay of the call will be available starting on October 26, 2020 at 8:00 p.m. (ET) through November 26, 2020 at 8:00 p.m. (ET) at 1-800-585-8367 (domestic) or 416-621-4642 (international) and entering the conference ID 4972995. A webcast replay will be available at https://event.on24.com/wcc/r/2709958/5FF36D23A41009F92F6042C4EA5C19B6 for 30 days.

Investor Day

The Company will host a Virtual Investor Day on November 18, 2020. Chief Executive Officer and Chairman Nate Davis and other members of K12’s executive management team will provide an in-depth review of the company’s long-term vision and growth strategies, capital allocation framework, and operational and financial objectives.

Presentations, including a question and answer session, will begin promptly at 10:30 am ET and conclude by approximately 2:30 pm ET. Investors and analysts can use the following link to register for K12’s Investor Day. A replay of the Investor Day will also be available on the company's website.

For further information about K12’s Investor Day event, please contact Investor Relations at ir@k12.com.

About K12 Inc.

K12 Inc. (NYSE: LRN) helps students of all ages reach their full potential through inspired teaching and personalized learning. The company provides innovative, high-quality online and blended education solutions, curriculum, and programs to students, schools and enterprises in primary, secondary and post-secondary settings. K12 is a premier provider of career readiness education services and a leader in skills training, technology staffing and talent development. The company provides programs which combine traditional high school academics with career technical education through its Destinations Career Academies. Adult learning is delivered through K12’s subsidiary, Galvanize, a leader in developing capabilities for individuals and corporations in technical fields such as software engineering and data science. K12 has delivered millions of courses over the past decade and serves students in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at K12.com, destinationsacademy.com, jobshadowweek.com, and galvanize.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to replace students who have graduated from the terminal grade in a school or have left our programs for other reasons with new students of a sufficient number; inability to maintain our current rate of retention of students enrolled in our courses; an increase in the amount of failures to enter into new school contracts or renew existing contracts, in part or in their entirety; the failure of perceived industry trends and projections resulting from the expected effects of COVID-19 on virtual education; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career learning education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures, failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission.

Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months ended September 30, 2020 and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2020	2019
	(In thousands except share and per share data)
Revenues	$370,960	$257,121
Instructional costs and services	241,069	169,358
Gross margin	129,891	87,763
Selling, general, and administrative expenses	117,827	107,151
Income (loss) from operations	12,064	(19,388)
Interest income (expense), net	(2,107)	910
Other income (expense), net	429	(8)
Income (loss) before income taxes and loss from equity method investments	10,386	(18,486)
Income tax benefit	2,376	8,818
Loss from equity method investments	(96)	(62)
Net income (loss) attributable to common stockholders	$12,666	$(9,730)
Net income (loss) attributable to common stockholders per share:
Basic	$0.32	$(0.25)
Diluted	$0.30	$(0.25)
Weighted average shares used in computing per share amounts:
Basic	39,985,417	39,288,557
Diluted	42,189,673	39,288,557

K12 INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2020	2020
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$308,784	$212,299
Accounts receivable, net of allowance of $18,483 and $6,808	419,615	236,134
Inventories, net	24,009	28,300
Prepaid expenses	33,338	13,058
Other current assets	19,745	11,480
Total current assets	805,491	501,271
Operating lease right-of-use assets, net	107,747	111,768
Property and equipment, net	70,147	38,668
Capitalized software, net	49,263	48,493
Capitalized curriculum development costs, net	48,931	48,849
Intangible assets, net	75,360	77,451
Goodwill	174,523	174,939
Deposits and other assets	73,014	71,824
Total assets	$1,404,476	$1,073,263
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$91,957	$40,428
Accrued liabilities	25,782	27,351
Accrued compensation and benefits	27,598	47,227
Deferred revenue	55,373	24,417
Credit facility	—	100,000
Current portion of finance lease liability	14,629	13,304
Current portion of operating lease liability	20,655	20,689
Total current liabilities	235,994	273,416
Long-term finance lease liability	18,156	4,634
Long-term operating lease liability	91,624	96,544
Long-term debt	287,811	—
Deferred tax liability	35,872	13,771
Other long-term liabilities	15,998	9,569
Total liabilities	685,455	397,934
Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 46,872,975 and 46,341,627 shares issued; and 41,538,232 and 41,006,884 shares outstanding	4	4
Additional paid-in capital	768,232	730,761
Accumulated other comprehensive income (loss)	(99)	93
Retained earnings	53,366	46,953
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	719,021	675,329
Total liabilities and stockholders' equity	$1,404,476	$1,073,263

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2020	2019
	(In thousands)
Cash flows from operating activities
Net income (loss)	$12,666	$(9,730)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	18,277	17,146
Stock-based compensation expense	8,893	5,522
Deferred income taxes	8,065	3,776
Provision for (recovery of) doubtful accounts	4,875	(280)
Amortization of discount and fees on debt	1,219	—
Other	10,792	4,141
Changes in assets and liabilities:
Accounts receivable	(196,953)	(75,765)
Inventories, prepaid expenses, deposits and other current and long-term assets	(23,975)	(8,942)
Accounts payable	30,893	(2,396)
Accrued liabilities	(1,883)	(266)
Accrued compensation and benefits	(19,629)	(23,038)
Operating lease liability	(5,165)	(2,073)
Deferred revenue and other liabilities	37,392	5,091
Net cash used in operating activities	(114,533)	(86,814)
Cash flows from investing activities
Purchase of property and equipment	(1,106)	(1,246)
Capitalized software development costs	(7,204)	(7,196)
Capitalized curriculum development costs	(4,488)	(8,528)
Sale of long-lived assets	223	—
Other acquisitions and investments, net of distributions	(3,113)	(1,277)
Net cash used in investing activities	(15,688)	(18,247)
Cash flows from financing activities
Repayments on finance lease obligations	(5,669)	(7,460)
Repayments on credit facility	(100,000)	—
Issuance of convertible senior notes	409,390	—
Purchases of capped calls in connection with convertible senior notes	(60,354)	—
Proceeds from exercise of stock options	32	42
Withholding of stock options for tax withholding	(10,885)	—
Repurchase of restricted stock for income tax withholding	(5,808)	(4,698)
Net cash provided by (used in) financing activities	226,706	(12,116)
Net change in cash, cash equivalents and restricted cash	96,485	(117,177)
Cash, cash equivalents and restricted cash, beginning of period	213,299	284,621
Cash, cash equivalents and restricted cash, end of period	$309,784	$167,444

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of September 30th:
Cash and cash equivalents	$308,784	$165,944
Other current assets (restricted cash)	500	500
Deposits and other assets (restricted cash)	500	1,000
Total cash, cash equivalents and restricted cash	$309,784	$167,444

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These measures remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA also removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss), net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended September 30,
	2020	2019
	(In thousands)
Income (loss) from operations	$12,064	$(19,388)
Stock-based compensation expense	8,893	5,522
Amortization of intangible assets	2,052	743
Adjusted operating income (loss)	23,009	(13,123)
Depreciation and other amortization	16,225	16,403
Adjusted EBITDA	$39,234	$3,280

EBITDA	$30,341	$(2,242)

Appendix A

Full Definitions for New Lines of Reporting Revenue and Enrollments

K12 Inc., together with its subsidiaries (“K12” or the “Company”) is an education services company providing online and blended learning. The Company’s technology-based products and services enable its clients to attract, enroll, educate, track progress, and support students on a scalable basis. These products and services, spanning curriculum, systems, instruction, and support services are designed to help learners reach their educational goals through inspired teaching and personalized learning. The Company’s clients are primarily public and private schools, school districts, and charter boards. Additionally, it offers solutions to employers, government agencies and consumers, including through private schools which it operates. These products and services are provided through two lines of revenue:

General Education – General Education products and services are predominantly focused on kindergarten through twelfth grade students for core subjects including math, English, science and history, to help build a common foundation of knowledge. Programs utilizing General Education products and services are for students that are not specializing in any particular curriculum or course of study. These programs provide an alternative to traditional school options and serve a range of student needs including safety concerns, increased academic support, scheduling flexibility, physical/health restrictions or advanced learning among other reasons. Products and services are sold a-la carte or combined into customized customer offerings.

Career Learning – Career Learning products and services are focused on developing skills for students, in middle school through high school and adult learners, to enter careers in high-growth, in-demand industries—including information technology, business, and health services. The Company provides middle and high school students with Career Learning programs that complement their core general education coursework in math, English, science and history. K12 currently offers a catalog of over 160 Career Learning courses in 23 Career Pathways™ in five of the sixteen National Career Clusters™. The middle school program spans career exploration, exposes students to a variety of career options, and introduces career skill development. In high school, students engage in industry content pathway courses, project-based learning in virtual teams, and career development services. High school students also have the opportunity to progress toward certifications, connect with industry professionals, earn college credits while in high school, and participate in job shadowing and/or work based learning experiences that are required to succeed in today’s digital, tech-enabled economy A student enrolled in a school offering our General Education program may take courses in a Career Learning program but that student and associated revenue is not reported as Career Learning enrollment and revenue. A student and the associated revenue, whether in middle or high school is counted as Career Learning if enrolled in a school offering our Career Learning program and must commit to a career pathway and its associated services, including the Exploratory Pathways. Like General Education, products and services for the Career Learning market are sold a-la carte or combined into a Career Learning program or customized customer offering. The Company also offers post-secondary Career Learning programs to adult learners, through its Galvanize, Inc. (“Galvanize”) subsidiary. These programs include skills training in data science and software engineering, technology staffing and talent development, and are offered directly to consumers, employers and government agencies.

The following tables provide revenue and enrollments by quarter for fiscal years 2020 and 2019 for the new reporting formats. This information is provided for investor reference only. Readers are encouraged to obtain and carefully review K12 Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

REVENUE
	Fiscal Year 2021	Fiscal Year 2020
General Education	Three Months Ended	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In thousands)	(In thousands)
Managed Public School Programs	$327,204	$234,634	$228,335	$229,576	$227,534
Add:
Private Pay Schools and Other	8,436	8,609	8,879	8,626	8,659
Institutional (Non-managed and Software & Services)	26,979	17,922	16,753	19,357	20,928
Less:
Career Learning - Managed Public School Programs	(47,993)	(26,498)	(20,586)	(24,356)	(23,423)
Career Learning - Non-managed Public School Programs	(565)	(1)	(82)	(481)	(108)
Career Learning - Private Pay Schools and Other	(213)	(190)	(152)	(103)	(24)
Total General Education Revenues	$313,848	$234,476	$233,147	$232,619	$233,566

	Fiscal Year 2021	Fiscal Year 2020
Career Learning	Three Months Ended	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In thousands)	(In thousands)
Career Learning - Managed Public School Programs	$47,993	$26,498	$20,586	$24,356	$23,423
Career Learning - Non-managed Public School Programs	565	1	82	481	108
Career Learning - Private Pay Schools and Other	213	190	152	103	24
Private Pay Schools and Other (Galvanize)	8,341	7,766	3,187	—	—
Total Career Learning Revenues	$57,112	$34,455	$24,007	$24,940	$23,555

		Fiscal Year 2019
General Education		Three Months Ended
		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
		(In thousands)
Managed Public School Programs		$224,294	$222,645	$222,793	$220,543
Add:
Private Pay Schools and Other		8,980	9,301	8,971	8,272
Institutional (Non-managed and Software & Services)		23,040	21,306	23,108	22,499
Less:
Career Learning - Managed Public School Programs		(12,709)	(12,016)	(12,297)	(12,799)
Career Learning - Non-managed Public School Programs		—	—	—	—
Career Learning - Private Pay Schools and Other		—	—	—	—
Total General Education Revenues		$243,605	$241,236	$242,575	$238,515

		Fiscal Year 2019
Career Learning		Three Months Ended
		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
		(In thousands)
Career Learning - Managed Public School Programs		$12,709	$12,016	$12,297	$12,799
Career Learning - Non-managed Public School Programs		—	—	—	—
Career Learning - Private Pay Schools and Other		—	—	—	—
Private Pay Schools and Other (Galvanize)		—	—	—	—
Total Career Learning Revenues		$12,709	$12,016	$12,297	$12,799

	Fiscal Year 2021	Fiscal Year 2020
	Three Months Ended	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In thousands)	(In thousands)
General Education	$313,848	$234,476	$233,147	$232,619	$233,566
Career Learning
Middle - High School	48,771	26,689	20,820	24,940	23,555
Adult	8,341	7,766	3,187	—	—
Total Career Learning	57,112	34,455	24,007	24,940	23,555
Total Revenues	$370,960	$268,931	$257,154	$257,559	$257,121

ENROLLMENT

	Fiscal Year 2021	Fiscal Year 2020
	Three Months Ended	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In thousands)	(In thousands)
Managed Public School Programs	190.7	116.7	119.7	117.6	122.3
Non-managed Public School Programs	51.0	15.5	16.2	15.6	15.6
Total Old Reporting	241.7	132.2	135.9	133.2	137.9
Add:
Private Pay	4.7	2.2	2.4	2.3	2.1
Less:
Non-managed Public School Programs	(51.0)	(15.5)	(16.2)	(15.6)	(15.6)
Net Changes - Old vs New Reporting	(46.3)	(13.3)	(13.8)	(13.3)	(13.5)
Total New Reporting	195.4	118.9	122.1	119.9	124.4

		Fiscal Year 2019
		Three Months Ended
		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
		(In thousands)
Managed Public School Programs		110.5	117.1	116.4	118.8
Non-managed Public School Programs		23.3	24.5	23.7	23.8
Total Old Reporting		133.8	141.6	140.1	142.6
Add:
Private Pay		2.3	2.4	2.3	2.3
Less:
Non-managed Public School Programs		(23.3)	(24.5)	(23.7)	(23.8)
Net Changes - Old vs New Reporting		(21.0)	(22.1)	(21.4)	(21.5)
Total New Reporting		112.8	119.5	118.7	121.1

	Fiscal Year 2021	Fiscal Year 2020
	Three Months Ended	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In thousands)	(In thousands)
General Education	164.6	106.2	108.9	106.8	110.8
Career Learning	30.8	12.7	13.2	13.1	13.6
Total Enrollment	195.4	118.9	122.1	119.9	124.4

		Fiscal Year 2019
		Three Months Ended
		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
		(In thousands)
General Education		106.4	112.8	111.9	114
Career Learning		6.4	6.7	6.8	7.1
Total Enrollment		112.8	119.5	118.7	121.1

Contacts

K12 Inc.
Investor Contact:
Mike Lawson, 513-432-2358
Vice President, Investor Relations
mlawson@k12.com